Exhibit 10.5

May 9, 2019

Thunder Bridge Acquisition, Ltd.

9912 Georgetown Pike

Suite D203

Great Falls, Virginia 22066

Continental Stock Transfer & Trust Company

As Warrant Agent

1 State Street

New York, New York 10004

Attention: Compliance Department

RE: Lock-Up Agreement (“Agreement”)

Ladies and Gentlemen:

Reference is made to that certain warrant agreement dated as of June 18, 2018 (as has been or may hereafter be amended, supplemented or otherwise modified from time to time, including pursuant to the Warrant Amendment (as defined below), the “Warrant Agreement”) by and between Thunder Bridge Acquisition, Ltd. (the “Company”) and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed thereto in the Warrant Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Thunder Bridge Acquisition LLC (the “Sponsor”), the Company and the Warrant Agent hereby agree with the entities identified on Schedule A hereto (the “Assignees”) as follows:

1.	Subject to and effective, with no further action by any party, upon the closing (the “Closing”) of the transactions contemplated by the Amended and Restated Agreement and Plan of Merger dated as of January 21, 2019, by and among the Company, TB Acquisition Merger Sub LLC, Hawk Parent Holdings LLC and CC Payment Holdings, L.L.C., solely in its capacity as the securityholder representative (as amended from time to time, the “Merger Agreement”), the Sponsor agrees to transfer and assign to the respective Assignees all of its right, title and interest in and to the number of Private Placement Warrants (as amended pursuant to the terms of the Warrant Amendment) set forth opposite the names of the applicable Assignees on Schedule A (the “Assignment”). As used in this Agreement, the term “Warrant Amendment” refers to the adoption and approval of an amendment to the Warrant Agreement in substantially the form attached as Exhibit T to the Merger Agreement, to provide that, effective immediately prior to the Closing, (i) each Warrant will only be exercisable for one-quarter (1/4) of a Company Class A Share instead of one whole Company Class A Share, and (ii) each holder of a Warrant will receive a cash payment of $1.50 (a “Cash Payment”) payable promptly following the Closing.

2.	The parties hereto hereby agree that all references to “Sponsor” in the Warrant Agreement shall be deemed to refer to the Assignees and their Permitted Transferees.

3.	The Sponsor represents and warrants to the Assignees that the Private Placement Warrants that are being assigned pursuant to this Agreement are free and clear of any liens, claims or encumbrances of any nature whatsoever, other than those arising under state or federal securities laws and as set forth in (i) that certain letter agreement, by and among each of the Company, the Sponsor and certain other individuals party thereto, dated as of June 18, 2018 (the “Insider Letter”) and (ii) the Warrant Agreement, it being acknowledged and agreed that the Assignees will be bound by the terms of the Insider Letter and the Warrant Agreement following the Assignment pursuant to this Agreement.

4.	In consideration of the Assignment, each of the Assignees hereby agrees as follows:

a.	Each of the Assignees agree not to, during the period commencing from the Closing and ending one hundred and twenty (120) days after the date of the Closing (the “Lock-Up Period”): (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii) or (iii), a “Prohibited Transfer”). The foregoing sentence shall not apply to the transfer of any or all of the Restricted Securities owned by Assignee to any Permitted Transferee (other than as set forth in clause (e) or (f) of the definition thereof); provided, however, that it shall be a condition to such transfer that the transferee executes and delivers to the Company an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement, and there shall be no further transfer of such Restricted Securities except in accordance with this Agreement. As used in this Agreement, the term “Restricted Securities” refers to (i) the shares of the Company’s Class A ordinary shares, par value $0.0001 per share, to be issued by the Company to the Assignees pursuant to that certain Subscription Agreement, dated May 9, 2019, between the Company and each Assignee and (ii) the Private Placement Warrants to be transferred to the applicable Assignee in connection with the Assignment (and any securities underlying such Private Placement Warrants).

b.	If any Prohibited Transfer is made or attempted contrary to the provisions of this Section 4, such purported Prohibited Transfer shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 4, the Company may impose stop-transfer instructions with respect to the Restricted Securities of Assignee (and Permitted Transferees and assigns thereof) until the end of the Lock-Up Period.

c.	During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend, and each book-entry position evidencing the Shares shall include, in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN AN AGREEMENT, DATED AS OF MAY 9, 2019, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITYHOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE ASSIGNEE HEREOF UPON WRITTEN REQUEST.”

d.	For the avoidance of any doubt, subject to the restrictions set forth herein, each Assignee shall retain all of its rights as a stockholder of the Company during the Lock-Up Period, including the right to vote any Restricted Securities.

e.	Each Assignee hereby waives any right that it might otherwise have pursuant to the Warrant Amendment to receive a Cash Payment with respect to the Private Placement Warrants transferred in connection with the Assignment and agrees that no such Cash Payment will be made to the Assignees in respect of any Private Placement Warrants.

5.	This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. This Agreement may not be changed, amended, modified or waived to any particular provision, except by a written instrument executed by all parties hereto.

6.	No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and their respective successors and assigns.

7.	Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing. Notices to the Company or the Sponsor shall be sent to the address of the Company above, and notices to the Warrant Agent shall be sent to the address of the Warrant Agent above. Notices to the Assignees shall be sent to their respective addresses set forth on Schedule A.

8.	This Agreement shall terminate at such time, if any, as the Merger Agreement is terminated in accordance with its terms, and upon such termination this Agreement shall be null and void and of no effect whatsoever, and the parties hereto shall have no obligations under this Agreement.

9.	Hawk Parent Holdings LLC shall be an express third-party beneficiary of the terms of this Agreement. Except as set forth in the preceding sentence, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

10.	This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address. Nothing in this Section 10 shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

11.	EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.

12.	Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Assignees. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

13.	In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

14.	Each Assignee acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by such Assignee, money damages will be inadequate and the Company will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Assignee in accordance with their specific terms or were otherwise breached. Accordingly, the Company shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Assignee and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

15.	From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

16.	This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

Please indicate your agreement to the foregoing by signing in the space provided below.

THUNDER BRIDGE ACQUISITION, LTD.

By:
Name:	Gary A. Simanson
Title:	Chief Executive Officer

THUNDER BRIDGE ACQUISITION LLC

By:
Name:	Gary A. Simanson
Title:	Managing Member

CONTINENTAL STOCK TRANSFER & TRUST COMPANY
As Warrant Agent

By:
Name:
Title:

ASSIGNEES:

By:
Name:
Title:

By:
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Title: